EXHIBIT 99.1



                                  Exhibit 10(a)

                 Consent of Sutherland, Asbill & Brennan, L.L.P.


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                                S.A.B. letterhead




                                            December 23, 1996



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue
Largo, Florida  33770

         Re: WRL Series Annuity Account
             FILE NO. 33-49558



Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-49558) of the WRL Series Annuity Account filed by Western Reserve Life Assurance co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                            By: /s/ STEPHEN E. ROTH
                                                -------------------
                                                Stephen E. Roth